UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 10, 2014
(November 7, 2014)
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
225 Water Street, Suite 1400
Jacksonville, Florida 32202
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

ITEM 2.02.	Results of Operations and Financial Condition
On November 10, 2014, Rayonier Inc. (“Rayonier,” the “company,” “we” or “our”) issued a press release announcing financial results for the quarter ended September 30, 2014. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
Rayonier Inc. incorporates by reference herein the information contained under the heading “Item 4.02 Nonreliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.”
The information in this Item 2.02, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 4.02.	Nonreliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On June 27, 2014, Rayonier spun off its Performance Fibers business to its shareholders as a newly formed publicly traded company named Rayonier Advanced Materials Inc. Following the spin-off, new management of Rayonier conducted a review of its operations and business strategies and identified issues related to its historical timber harvest levels, its estimate of merchantable timber inventory and the effect of such estimate on its calculation of depletion expense. At the direction of the Board of Directors of Rayonier (the “Board”), management commenced an internal review into these matters with the assistance of independent counsel, forensic accountants and financial advisers. On November 10, 2014, Rayonier issued a press release announcing the results of the internal review.
As a result of the internal review, Rayonier concluded that it included in merchantable timber inventory for 2014, timber in specially designated parcels located in restricted, environmentally sensitive or economically inaccessible areas, which was incorrect, inconsistent with its definition of merchantable timber inventory, and a significant change from prior years. As a result, Rayonier concluded that it understated its depletion expense in cost of goods sold (referred to as “Cost of sales” in its consolidated statements of income) by approximately $2.0 million in each of the quarterly periods ended March 31, 2014 and June 30 2014, which resulted in a corresponding overstatement of income from continuing operations of $1.9 million and $2.0 million, respectively, in those periods. In addition, management determined that there was a material weakness in Rayonier’s internal controls related to merchantable timber inventory, as discussed under Item 8.01 of this Current Report on Form 8-K.

As a result of the foregoing, management of Rayonier recommended to the Audit Committee of the Board (the “Audit Committee”), and the Audit Committee concluded, on November 7, 2014, that Rayonier’s interim consolidated financial statements for the quarters ended March 31, 2014 and June 30, 2014, its unaudited pro forma condensed consolidated balance sheets as of March 31, 2014, its unaudited pro forma condensed consolidated statements of income from continuing operations for the three months ended March 31, 2014 and the guidance provided by Rayonier for 2014 should no longer be relied upon.
Accordingly, Rayonier is filing amendments to its Forms 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014 and restating its interim consolidated financial statements for those periods. Rayonier is also filing an amendment to its Form 8-K dated July 3, 2014 restating its unaudited pro forma condensed consolidated financial statements as of and for the three months ended March 31, 2014 giving effect to the spin-off of the Performance Fibers business. Rayonier determined that errors in depletion expense calculated in the years ended December 31, 2013 and 2012 were immaterial and did not require restatement. The cumulative effect of the immaterial errors in depletion expense for these and prior periods are reflected in Rayonier’s financial statements for the third quarter of 2014 as an out-of-period adjustment.
Rayonier and the Audit Committee have discussed these matters with Ernst & Young LLP, Rayonier’s independent registered public accounting firm (“E&Y”).
Rayonier does not expect the internal review and restatement to have an adverse impact on its available borrowings under its existing credit facilities.

Portions of this report may constitute “forward-looking statements,” and assumptions underlying such forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such forward-looking statements are made within the “safe-harbor” protections of the PSLRA, should not be relied upon as representing Rayonier’s views as of any subsequent date, and Rayonier is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this filing include those regarding: (a) Rayonier’s financial statements; (b) adjustments to Rayonier’s periodic reports, restatements of prior period financial statements; (c) the timing of remediation activities related to the material weaknesses in Rayonier’s internal controls over financial reporting; (d) the expected impact of the internal review and restatement on available borrowings; and (e) the results of the internal review. Such forward-looking statements are based on information available to Rayonier as of the date of this Current Report and involve a number of risks and uncertainties, some beyond Rayonier’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include the need for restatement of Rayonier’s prior period financial statements, the potential impact on Rayonier’s business and stock price of any announcements regarding any of the foregoing, the time and expense associated with any necessary remediation of control deficiencies, and the impact and result of any litigation or regulatory inquiries or investigations related to the findings of the internal review or Rayonier’s restatement of its financial statements. Additional factors are described in Rayonier’s most recent Form 10-K/A and 10-Q and other reports on file with the Securities and Exchange Commission. Rayonier assumes no obligation to update these statements except as is required by law.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 7, 2014, N. Lynn Wilson resigned from her position as Executive Vice President, Forest Resources of Rayonier to pursue other employment opportunities. In connection with her resignation, Ms. Wilson has agreed to provide transitional support to the Company through January 7, 2015 (the “On Call Period”). In exchange for such agreement and a customary release, among other things, Ms. Wilson will receive her base salary in effect on the date hereof through the end of the On Call Period. Ms. Wilson will also be entitled to any payout under the Company’s outstanding performance share award programs and her restricted stock awards (prorated through the end of the On Call Period), continued vesting of her outstanding stock option awards through the end of the On Call Period, and continued health and dental insurance through the end of the On Call Period. She will also have until January 7, 2016 to exercise any vested and outstanding options.

ITEM 8.01	Other Events
Fourth Quarter Dividend
On November 10, 2014, Rayonier announced that the Board has declared a fourth quarter cash dividend of 25 cents per common share. The dividend is payable on December 31, 2014 to shareholders of record on December 17, 2014.
Internal Control Over Financial Reporting
In connection with the preparation of annual and quarterly financial statements, Rayonier management is responsible for establishing and maintaining adequate disclosure controls and procedures, which are established to ensure that material information relating to Rayonier and its consolidated subsidiaries is made known to the officers who certify Rayonier’s financial reports and the Board. This evaluation includes an assessment of Rayonier’s internal controls over financial reporting, which are designed to provide reasonable assurance regarding the reliability of Rayonier’s financial reporting and the preparation of Rayonier’s financial statements. In connection with the audit of Rayonier’s consolidated financial statements for the fiscal year ended December 31, 2013, E&Y was responsible for auditing both (i) the financial statements to obtain reasonable assurance about whether they are free of material misstatement, and (ii) the effectiveness of Rayonier’s internal control over financial reporting.

Management and E&Y originally concluded that there was not a material weakness in Rayonier’s internal control over financial reporting as of December 31, 2013, and this conclusion was reflected in Rayonier’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Initial Form 10-K”). Subsequent to the filing of the Initial Form 10-K and in connection with the restatement discussed under Item 4.02 of this Current Report on Form 8-K, under the direction of Rayonier’s Chief Executive Officer and Chief Financial Officer, management conducted a reevaluation of the effectiveness of Rayonier’s internal control over financial reporting. After extensive consultation with E&Y and Rayonier’s forensic accountants, management has now concluded that Rayonier did not maintain effective control, as of December 31, 2013, over the accounting for depletion expense. Specifically, Rayonier’s controls related to the preparation and review of the annual depletion calculation which commenced in 2013 were not adequate to ensure that the changes in depletion rate estimates used to recognize depletion expense in 2014 were in accordance with accounting principles generally accepted in the United States of America. Further, these controls relied, in part, on electronic data from information technology systems with ineffective user access and program change management general controls. Accordingly, Rayonier’s management has now concluded that its internal control over financial reporting was ineffective at December 31, 2013 based on the aggregation of these deficiencies. E&Y has reached the same conclusion. As such, both management’s assessment and the report of E&Y on internal control over financial reporting as of December 31, 2013 should no longer be relied upon.
E&Y has not withdrawn its audit report on the financial statements included in the Initial Form 10-K. Rayonier is filing an amendment to its Initial Form 10-K to, among other things, revise the Management’s Report on Internal Control Over Financial Reporting and the Report of Independent Registered Public Accounting Firm related to internal control over financial reporting, in each case, disclosing management’s determination that, as of December 31, 2013, there was a material weakness in Rayonier’s internal control over financial reporting. However, Rayonier has concluded that the existence of this material weakness did not result in a material misstatement of its financial statements included in the Initial Form 10-K.
Because this material weakness was not adequately remediated as of March 31, 2014, June 30, 2014 or September 30, 2014, Rayonier’s internal control over financial reporting was ineffective at those dates as well.

Remediation Plan

Rayonier has initiated a plan to remediate the material weakness described above. The implementation of this plan began in the third quarter of 2014 and consists of the following main elements:

•
enhancing senior finance management supervision and review of the depletion rate estimates and coordination with Rayonier’s technical and operations personnel as to volumes of merchantable timber included in the calculation of depletion expense,

•	instituting more formal procedures around the review and approval of changes to the estimate of merchantable timber inventory and its effect on the calculation of depletion expense, and

•	implementing controls over user access and changes to system data used in the depletion rate estimates.

Prior to the remediation of the material weakness, there is a risk that material misstatements in Rayonier’s interim or annual financial statements may occur. Rayonier can give no assurance that the measures it takes will remediate the material weakness that it has identified or that additional material weaknesses will not arise in the future. Rayonier will continue to monitor the effectiveness of these and other processes, procedures, and controls and will make any further changes management determines to be appropriate.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit
99.1	Press release dated November 10, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ H. EDWIN KIKER
H. Edwin Kiker
Senior Vice President and Chief Financial Officer

November 10, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press release dated November 10, 2014.	Furnished herewith.